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EXHIBIT 23

CONSENT OF ANDREWS, HOOPER & PAVLIK P.L.C.

The Board of Directors and Shareholders
FSB Bancorp, Inc.

We consent to the use of our report on the financial statements of FSB Bancorp, Inc. and subsidiary included in this Form 8-K Amendment Number 1.

/S/ ANDREWS, HOOPER & PAVLIK P.L.C.

Saginaw, Michigan
June 20, 2000